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                                                              EXHIBIT 23



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 1997, of Edison International into the previously filed Registration Statements which follow:

     Registration Form      File No.         Effective Date
     -----------------      --------         --------------
         Form S-3          333-08115         July 15, 1996
         Form S-8          333-30913         May 16, 1996
         Form S-8           33-32302         June 2, 1993
         Form S-8           33-46713         June 2, 1993
         Form S-8           33-46714         June 2, 1993
         Form S-3           33-44148         September 17, 1993



                                     ARTHUR ANDERSEN LLP
                                     ARTHUR ANDERSEN LLP



Los Angeles, California
May 14, 1997